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                                                                 Exhibit (14)(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to us under the headings "Financial Highlights" in the Prospectus dated December 30, 2009, and "Independent Registered Public Accounting Firm" in the Statement of Additional Information dated December 30, 2009, both of which are incorporated by reference in this Registration Statement No. 333-163376 on From N-14 for Seligman Global Smaller Companies Fund.


/s/ DELOITTE & TOUCHE LLP

New York, New York
January 22, 2010